UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2008, Bristol-Myers Squibb Company (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) to sell the Company’s ConvaTec business (the “Business”) to Cidron Healthcare Limited (the “Buyer”), an affiliate of Nordic Capital Fund VII (“Nordic Capital”) and Avista Capital Partners (“Avista”), for $4.1 billion in cash. The final purchase price is subject to adjustment based on (i) closing working capital of the Business and (ii) the amount (if greater than $1,500,000) by which EBITDA (as defined in the Agreement) as derived from the audited 2007 financial statements of the Business to be delivered by the Company between signing and closing is less than EBITDA as derived from the unaudited 2007 financial statements of the Business, multiplied by 11.5, up to a maximum such adjustment of $115,000,000. If EBITDA as derived from the audited 2007 financial statements of the Business is less than EBITDA as derived from the unaudited 2007 financial statements of the Business by more than $10,000,000, the Buyer may terminate the Agreement.

The sale of the Business will be effected through the transfer to the Buyer of (i) all of the outstanding capital stock of certain of the Company’s indirect subsidiaries and (ii) certain specified assets and liabilities of the Company and certain of its subsidiaries.

In the Agreement, the Company and the Buyer have made certain customary representations and warranties and have agreed to certain customary covenants. Specifically, (i) before the closing, the Company and its applicable subsidiaries will be subject to certain business conduct restrictions with respect to the Business and (ii) for three years following the closing, the Company will be prohibited from engaging in any business that competes in any material respect with the Business, subject to certain exceptions as described in the Agreement. The Agreement provides that the Company and the Buyer will indemnify each other for losses arising from certain breaches of the Agreement and for certain other liabilities.

The transaction is expected to close in the third quarter of 2008, pending customary regulatory approvals (including in the United States and the European Union), delivery of the audited 2007 financial statements of the Business and satisfaction of certain other customary closing conditions. There is no financing condition to the obligations of the Buyer to consummate the transaction, and equity and debt commitments for the full purchase price are in place. The Buyer has entered into a fully committed loan agreement that provides for funding by the lenders thereunder, with no material conditions other than the conditions under the Agreement and customary conditions relating to the delivery of closing documents and financial information, as well as conditions related to the status of the Buyer. Nordic Capital and funds associated with Avista have severally guaranteed the obligations of the Buyer under the Agreement.

The Company and the Buyer have agreed to enter into related transaction agreements at the closing, including a transitional services agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On May 1, 2006, Bristol-Myers Squibb Company issued $600,000,000 aggregate principal amount of its 5.450% Notes due 2018 and $1,000,000,000 aggregate principal amount of its 6.125% Notes due 2038 in a registered public offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1.	Form of Underwriting Agreement relating to the 5.450% Notes due 2018 and 6.125% Notes due 2038

4.1.	Form of Fifth Supplemental Indenture between Bristol-Myers Squibb Company and The Bank of New York, as Trustee, to the Indenture dated June 1, 1993

4.2.	Form of 5.450% Notes due 2018

4.3.	Form of 6.125% Notes due 2038

10.1.	Form of Stock and Asset Purchase Agreement between Bristol-Myers Squibb Company and Cidron Healthcare Limited dated May 2, 2008

99.1.	Press release dated May 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 7, 2008	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1.	Form of Underwriting Agreement relating to the 5.450% Notes due 2018 and 6.125% Notes due 2038

4.1.	Form of Fifth Supplemental Indenture between Bristol-Myers Squibb Company and The Bank of New York, as Trustee, to the Indenture dated June 1, 1993

4.2.	Form of 5.450% Notes due 2018

4.3.	Form of 6.125% Notes due 2038

10.1.	Form of Stock and Asset Purchase Agreement between Bristol-Myers Squibb Company and Cidron Healthcare Limited dated May 2, 2008

99.1.	Press release dated May 2, 2008